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                                               For further information
                                               Contact Clifford E. Pietrafitta
                                               Chief Financial Officer
                                               at (215) 569-9900



FOR IMMEDIATE RELEASE
---------------------

     September 12, 2005


                              CSS INDUSTRIES, INC.
                      ANNOUNCES CHANGE IN EARNINGS ESTIMATE
                      -------------------------------------

     CSS Industries, Inc. (NYSE: CSS) announced today that it expects earnings per share growth for the fiscal year ended March 31, 2006 to be approximately 13% to 18% over the prior year. The Company's previous guidance of EPS growth for fiscal year 2006 was approximately 20% to 25%.

     "The expected margin attributable to the product mix that our customers have to date committed to purchase is lower than the expected margin previously included in our estimates. Further, operating margin has declined because, among other factors, production costs and the costs of raw materials, particularly paper and petroleum-based plastic, have increased beyond the levels previously included in our estimates," said David Erskine, President and Chief Executive Officer. "In addition, the recent surge in fuel cost is occurring just as our peak shipping season is beginning. In our current estimates we have anticipated increased costs of fuel and petroleum-based products due to the impact of Hurricane Katrina. However, we are unable to predict at this time any other impacts, if any, attributable to the storm."

     "Increased costs are being partially offset by reduced selling, general and administrative expenses and we expect to realize, on a nonrecurring basis, a federal tax reduction under The American Jobs Creation Act relating to the repatriation of earnings from the Company's foreign affiliates."

     CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal, social expression products, including gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, educational products and Easter egg dyes and novelties.

     This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating costs, including labor-related and energy costs, the impact to the Company's operations attributable to Hurricane Katrina, currency risks and other risks associated with international markets, risks associated with acquisitions, including acquisition integration costs, the Company's ability to integrate and derive the expected benefits from recent acquisitions, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.